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                                                                    EXHIBIT 8.02

                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]



                                                                   July 28, 1999


                      AGREEMENT AND PLAN OF REORGANIZATION,
                                  BY AND AMONG
                         CROMPTON & KNOWLES CORPORATION,
                              CK WITCO CORPORATION
                       (FORMERLY KNOWN AS PARK MERGER CO.)
                              AND WITCO CORPORATION
                            DATED AS OF MAY 31, 1999




Dear Sirs:

         We have acted as counsel for Witco Corporation, a Delaware corporation ("Witco"), in connection with the proposed mergers (the "Mergers") of Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton") with and into CK Witco Corporation (formerly known as Park Merger Co.), a Delaware corporation and wholly owned subsidiary of Crompton ("Newco"), and of Witco with and into Newco, pursuant to an Agreement and Plan of Reorganization, by and among Crompton, Newco and Witco, dated as of May 31, 1999 (the "Merger Agreement").

         In that connection, you have requested our opinion regarding certain U.S. Federal income tax consequences of the Mergers. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), which includes the joint proxy statement-prospectus of Crompton, Witco and Newco, filed with the Securities and Exchange Commission (the "SEC") on July 27, 1999, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Mergers will be consummated in accordance with the provisions of the Merger Agreement and the Registration Statement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, complete and correct, (iii) the representations made by Crompton and Witco, in their respective letters delivered to us for purposes of this opinion (the


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"Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Merger Agreement) and (iv) any representations made in the Representation Letters "to the best knowledge of" or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Mergers are consummated in a manner that is different from the manner in which they are described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

         Based upon the foregoing, for U.S. Federal income tax purposes, we are of opinion that (i) each of the merger of Crompton into Newco (the "First Step Merger")and the merger of Witco into Newco (the "Second Step Merger") will constitute a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) Crompton and Newco will each be a party to the reorganization in respect of the First Step Merger and (iii) Newco and Witco will each be a party to the reorganization in respect of the Second Step Merger. We also confirm that the material Federal income tax consequences of the Merger to Witco shareholders set forth in the Registration Statement, in the third paragraph under the heading "The Merger--Material Federal Income Tax Consequences", represent our opinion, subject to the limitations set forth therein.

         Our opinions are based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinions as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Mergers.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of


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1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                       Sincerely,


                                       /s/ Cravath, Swaine & Moore


Witco Corporation
      One American Lane
            Greenwich, CT  06831


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